EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 No. 333-36205) and related Prospectus pertaining to Zions Bancorporation Employee Investment Savings Plan, now known as the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan;

(ii)	Registration Statement (Form S-8 No. 333-74179) and related Prospectus pertaining to Zions Bancorporation 1996 Non-Employee Directors Stock Option Plan;

(iii)	Registration Statement (Form S-8 No. 333-79699) and related Prospectus pertaining to Zions Key Employee Incentive Stock Option Plan;

(iv)	Registration Statement (Form S-8 No. 333-124696) and related Prospectus pertaining to Zions Bancorporation 2005 Stock Option and Incentive Plan; and

(v)	Registration Statement (Form S-8 No. 333-130222) and related Prospectus pertaining to Amegy Bancorporation 1989 Stock Option Plan, Amegy Bancorporation 1993 Stock Option Plan, as Amended and Restated, Amegy Bancorporation 1996 Stock Option Plan, as Amended and Restated, Amegy Bancorporation 1993 Stock Option and Incentive Plan, Amegy Bancorporation Second Amended and Restated Non-Employee Directors Deferred Fee Plan, and Amegy Bancorporation 2004 Omnibus Incentive Plan;

of our reports dated March 1, 2011, with respect to the consolidated financial statements of Zions Bancorporation and subsidiaries and the effectiveness of internal control over financial reporting of Zions Bancorporation and subsidiaries included in this Annual Report (Form 10-K) of Zions Bancorporation and subsidiaries for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Salt Lake City, Utah

March 1, 2011